Exhibit 10.4

Exclusive Call Option Agreement

LI Li (李莉)

and

Shanghai JiuGe Business Management Co. Ltd. (上海九鸽企业管理有限公司)

and

Shanghai JiuGe Information Technology Co. Ltd. (上海九鸽信息科技有限公司)

Executive Version

Executive Version

This Exclusive Call Option Agreement (this “Agreement”) is entered into by and among the following Parties on 16 October 2018 in Shanghai, the PRC:

LI Li (李莉), a Chinese citizen with her ID number 310105198005080043 and domicile at 103 No. 5 Lane 550, Fuquan Road, Changning District, Shanghai (“Shareholder”);

and

Shanghai JiuGe Business Management Co. Ltd. (上海九鸽企业管理有限公司), a limited liability company incorporated under the laws of the PRC with its registered office at Room 2789, 2/F, No.3 Xuanhua Road, Changning District, Shanghai (“WFOE”);

and

Shanghai JiuGe Information Technology Co. Ltd. (上海九鸽信息科技有限公司), a limited liability company incorporated under the laws of the PRC with its registered office at Room 2762, 2/F, No.3 Xuanhua Road, Changning District, Shanghai (“VIE Entity”).

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement, the following words and expressions shall have the meanings attributed to them below unless the context otherwise requires:

“Agreement”	this Exclusive Call Option Agreement entered into by the Parties;

“AIC”	the competent administration for industry and commerce of the PRC;

“Business Day”	a day (other than Saturday, Sunday or public holiday) on which licensed banks are generally open for general banking business in the PRC throughout their normal business hours;

“Call Option”	as defined in Clause 2.1;

Entity

“Call Option Notice”	as defined in Clause 2.4;

“Call Option Period”	a time period during which Shareholder holds equity interests in VIE Entity;

Executive Version

“Call Option Price”	as defined in Clause 2.2;

“Change of Control”	any of the following: (1)Shareholder ceases to own directly 100% of the equity interests in VIE Entity; or (2)any change to the VIE Structure.

“CIETAC”	as defined in Clause 11.4;

“Closing”	as defined in the Business and Asset Transfer Agreement;

“Confidential Information”

all information, documents or materials provided by the Disclosing Party to the Receiving Party in respect of business, finance, operation, technology, personnel or any other aspect of the Disclosing Party or its affiliates shall be deemed as confidential, whether in oral, in written, machine-readable or in any other form, including, but not limited to electronic media files, contracts, reports, memos, procedures, formulas, algorithms, projects, photographs, plans, drawings, concepts, products, specifications, sample ideas, airspeed measurements, names of customers, dealers and/or distributors, prices and costs, settings and marketing information, and all information, documents or materials derived from the foregoing;

“Disclosing Party”	any party which discloses Confidential Information;

“Event of Default”	as defined in Clause 7;

“Exclusive Consultancy Agreement”	the exclusive consultancy agreement entered into by WFOE and VIE Entity concurrently with this Agreement, pursuant to which VIE Entity engages WFOE as its exclusive service provider;

Executive Version

“Financial Indebtedness”

means, with respect to any Party, all kinds of indebtedness which, in accordance with generally accepted accounting principles in the PRC, will be included in determining liabilities as shown on the liability side of a balance sheet of that Party and all indebtedness and liabilities of others assumed or guaranteed or in respect of which that Party is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise;

“Force Majeure Event”

means any extraordinary event or circumstance that is unforeseeable, unavoidable and out of control by any Party and that renders due performance of an obligation under this Agreement illegal or impracticable, including any change in law, natural disasters, strikes, war, riot, civil commotion, fire, explosion, sabotage, terrorism or embargo;

“Loan Agreement”

means the loan agreement entered into by WFOE and Shareholder pursuant to which WFOE agrees to make available to Shareholder a facility of RMB10,000,000 for the purpose of Shareholder’s capital contributions to VIE Entity;

“Option Interest”	as defined in Clause 2.1;

“Parties” or “Party”	collectively Shareholder, WFOE and VIE Entity, or individually, any of them, as the context requires;

“Power of Attorney”

the power of attorney entered into by Shareholder and WFOE concurrently with this Agreement, pursuant to which Shareholder authorizes WFOE as its exclusive agent to exercise all his rights and powers in his capacity as the shareholder of VIE Entity;

“PRC”

the People’s Republic of China and for the purposes of this Agreement, for the purposes of this Agreement only, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

Executive Version

“Receiving Party”	any party which receives Confidential Information;

“Recipient”	as defined in Clause 9.2;

“RMB”	the lawful currency for the time being of the PRC;

“Secured Obligations”	as defined in the Share Pledge Agreements;

“Senior Management”

Chief executive office, chief operation officer, chief financial officer, general manager, deputy general manager of VIE Entity and other managerial positions as defined by VIE Entity’s articles of association;

“Share Pledge Agreement”

the share pledge agreement entered into by WFOE, Shareholder and VIE Entity concurrently with this Agreement, pursuant to which Shareholder pledges 100% equity interests in VIE Entity held by him in favour of WFOE as security for full performance and discharge of the Secured Obligations;

“Shareholder”	LI Li (李莉), a Chinese citizen with her ID number 310105198005080043 and domicile at 103 No. 5 Lane 550, Fuquan Road, Changning District, Shanghai, who holds 100% equity interest in VIE Entity;

“Transaction Documents”	(1) the VIE Agreements.

“VIE Agreements”	collectively, (1) the Exclusive Consultancy Agreement; (2) this Agreement; (3) the Power of Attorney; (4) the Loan Agreement; and (5) the Share Pledge Agreement.

Executive Version

“VIE Entity”

Shanghai JiuGe Information Technology Co. Ltd. (上海九鸽信息科技有限公司), a limited liability company incorporated under the laws of the PRC with its registered office at Room 2762, 2/F, No.3 Xuanhua Road, Changning District, Shanghai;

“VIE Structure”	the variable interest entities structure as set forth in Schedule One;

“WFOE”

Shanghai JiuGe Business Management Co. Ltd. (上海九鸽企业管理有限公司), a limited liability company incorporated under the laws of the PRC with its registered office at Room 2789, 2/F, No.3 Xuanhua Road, Changning District, Shanghai.

1.2	Interpretation

(a)	Any reference to “Party”, “Shareholder”, “WFOE” and “VIE Entity” shall include their respective successors and permitted assignees and any persons deriving title under them;

(b)	In this Agreement, unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing one gender includes both genders and the neuter;

(c)	References to this Agreement shall be construed as references to this Agreement as amended or supplemented from time to time;

(d)	Headings are inserted for reference only and shall not affect the construction of this Agreement;

(e)	Words and expressions defined in the other Transaction Documents shall, unless otherwise specified, have the same meanings when used herein;

(f)	References herein to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time.

2.	Call Option

2.1

Shareholder grants WFOE an exclusive, irrevocable and unconditional right to purchase or to designate a third party to purchase 100% equity interests held by Shareholder in VIE Entity (“Option Interest”) during the Call Option Period (“Call Option”).

Executive Version

2.2	The price for the Option Interest (“Call Option Price”) shall be RMB one dollar or the lowest amount of consideration permitted under the PRC laws, whichever is lower, and shall be paid in cash.

2.3	The Call Option Price does not include applicable taxes in the PRC and VIE Entity shall pay such taxes.

2.4

WFOE may at its sole discretion exercise the Call Option at any time, in any manner and in any number of times during the Call Option Period insofar as permitted by the PRC laws by serving on Shareholder a written notice (“Call Option Notice”) of WFOE’s wish to exercise the Call Option.

2.5	Each Call Option Notice shall specify the percentage of equity interests in VIE Entity that WFOE wish to acquire.

2.6

Within five Business Days upon receipt of Call Option Notice, Shareholder shall enter into a share transfer agreement with WFOE and perfect filing, registration and approval requirements under the PRC laws, including without limitation to registration at AIC.

2.7

If for any reason a filing, registration or approval is not obtained for acquisition of any Option Interest, WFOE shall have the right to revoke the corresponding Call Option Notice, in which case the Call Option under this Clause shall continue unaffected and may be exercised by WFOE any time during the Call Option Period.

3.	Term

3.1	This Agreement shall become effective upon the date of execution by the Parties and remain effective during the Call Option Period.

4.	Representation and Warranty

4.1	WFOE represents and warrants to Shareholder that

(a)	it is duly incorporated and validly existing under the PRC laws;

(b)	it has full power and authority to enter into and perform this Agreement;

(c)	it has taken all requisite corporate actions in respect of execution and performance of this Agreement;

(d)	execution and performance of this Agreement will not violate the WFOE’s articles of association, WFOE’s obligations, contractual or otherwise, and the PRC laws;

(e)	there are no legal proceedings pending or, to its knowledge, threatened against WFOE.

4.2	Shareholder represents and warrants to WFOE that

(a)	he is the sole legal and beneficial owner of the Option Interest;

(b)	he has full power and authority to enter into and perform this Agreement;

Executive Version

(c)	execution and performance of this Agreement reflects his genuine intention;

(d)	the Option Interest are validly issued and fully paid up;

(e)	the Option Interest are free of encumbrances of any kind except for the encumbrances created under the Transaction Documents;

(f)	the Option Interest is not subject to any option to purchase or pre-emptive rights except for those created under the Transaction Documents.

4.3	VIE Entity represents and warrants to WFOE that

(a)	it is duly incorporated and validly existing under the PRC laws;

(b)	it has full power and authority to enter into and perform this Agreement;

(c)	it has taken all requisite corporate actions in respect of execution and performance of this Agreement;

(d)	execution and performance of this Agreement will not violate VIE Entity’s articles of association, VIE Entity’s obligations (contractual or otherwise) and the PRC laws;

(e)	the Option Interest are validly issued and fully paid up;

(f)	there are no legal proceedings pending or, to its knowledge, threatened against VIE Entity.

5.	Undertakings

5.1	Shareholder undertakes that unless having obtained prior written consent of WFOE, he may not

(a)	transfer or dispose of the Option Interest in any manner;

(b)	transfer or dispose of any of VIE Entity’s assets in any manner;

(c)	create encumbrances of any kind over the Option Interest except for the encumbrances created under the Transaction Documents;

(d)	resolve to or procure VIE Entity to

(i)	change its registered capital;

(ii)	amend its articles of association;

(iii)	change any of its shareholders;

(iv)	appoint, remove or replace its Senior Management;

(v)	make or receive investment of any kind or merge or consolidate with any entity;

(vi)	change information filed at the competent authorities in the PRC;

(vii)	make any lending or borrowing or provide security of any kind;

Executive Version

(viii)	pay, make or declare any dividend, charge, fee or other distribution of any kind;

(ix)	incur, create or permit to subsist or have outstanding any Financial Indebtedness;

(x)	enter into any agreements which conflict with this Agreement;

(xi)	do any acts which would adversely impair its ability to perform the obligations under the Transaction Documents.

5.2	Shareholder further undertakes that

(a)	he shall use his best endeavors to maintain VIE Entity in valid existence in accordance with the PRC laws;

(b)	he shall notify WFOE in a timely manner any event or circumstances which would adversely impair the valid existence, financial conditions, assets or goodwill of VIE Entity.

6.	Assignees and Successors

6.1	Neither Shareholder nor VIE Entity may assign any of its rights and obligations under this Agreement without the prior written consent of WFOE.

6.2	WFOE may assign any of its rights and obligations under this Agreement by giving prior written notice to Shareholder and VIE Entity.

6.3	This Agreement shall be binding upon the respective successors and permitted assignees of and any persons deriving title from Shareholder, WFOE and VIE Entity.

7.	Events of Default

7.1	Each of the following events shall be an event of default (“Event of Default”)

(a)	if Shareholder or VIE Entity fails to perform or observe any of its obligations under the Transaction Documents;

(b)

if any representations, warranties or undertakings made by Shareholder or VIE Entity under the Transaction Documents proves to be untrue or inaccurate in any material respect and such breach, if capable of remedy, is not cured within ten Business Days;

(c)	if Shareholder or VIE Entity fails to perform or observe any of its obligations under the Transaction Documents;

(d)	if for any reasons any material obligations under the Transaction Documents cease to be legal, valid, binding and enforceable;

(e)	if any Change of Control occurs without WFOE’s prior consent;

(f)	if any change is made to the VIE Structure or any provisions of the VIE Agreements without WFOE’s prior consent;

Executive Version

(g)	if any litigation, arbitration, administrative, governmental, regulatory or other investigation, proceedings or dispute are commenced or threatened against Shareholder or VIE Entity.

7.2	If an Event of Default occurs and is continuing, WFOE may exercise any or all of its rights, remedies and powers under any of the Transaction Documents.

8.	Termination

8.1	This Agreement may be terminated at any time with agreement of the Parties.

8.2	WFOE may unilaterally terminate this Agreement by giving one-month written notice to the other Parties without any cost, penalty and/or liability.

8.3	Under no circumstances Shareholder or VIE Entity may unilaterally terminate this Agreement.

9.	Confidentiality

9.1	During the term of this Agreement and for a period of ten years after the date of expiry of all the Transaction Documents, the Receiving Party shall:

(a)	keep Confidential Information in confidence;

(b)	not disclose Confidential Information to any person other than with the prior written consent of the Disclosing Party or in accordance with Clauses 9.2 and 9.3; and

(c)	not use Confidential Information for any purpose other than the performance of its obligations under the Transaction Documents.

9.2

During the term of this Agreement, the Receiving Party may disclose Confidential Information to any of its directors, employees, agents and professional advisers (each a “Recipient”) to the extent that such disclosure is reasonably necessary for the purposes of the Transaction Documents.

9.3	The Receiving Party shall procure that each Recipient is made aware of and complies with all the Receiving Party's obligations of confidentiality under this Agreement.

9.4	The obligations contained in Clauses 9.1 to 9.3 shall not apply to any Confidential Information which:

(a)	at the date of this Agreement is in, or at any time after the date of this Agreement comes into, the public domain other than through breach of this Agreement by the Receiving Party or any Recipient;

(b)

was not obtained directly or indirectly from the Disclosing Party and which was available to the Receiving Party or to a Recipient on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not and has not been bound by any obligations of confidentiality with the Disclosing Party; or

Executive Version

(c)	was required to be disclosed in accordance with applicable laws or regulations of a stock exchange.

10.	Force Majeure

10.1

If a Force Majeure Event occurs, to the extent that any obligations of any Party under this Agreement cannot be performed as a result of such Force Majeure Event, such obligations shall be suspended so long as such Force Majeure Event subsists and the due date for performance thereof shall be automatically extended, without penalty, for a period equal to such suspension.

10.2	The Party encountering a Force Majeure Event shall promptly inform the other Parties in writing and shall furnish proof of such Force Majeure Event.

10.3	The Party encountering a Force Majeure Event shall also use all reasonable endeavours to mitigate the effects of such Force Majeure Event.

10.4

If a Force Majeure Event occurs, the Parties shall immediately consult with each other in order to find a fair and reasonable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure Event.

11.	Governing Law and Dispute Resolution

11.1	This Agreement shall be governed by and construed in accordance with the PRC laws.

11.2	In the event any dispute arises out of or in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations.

11.3

If any dispute has not been resolved by friendly consultations within fifteen Business Days after any Party has served written notice on the other Parties requesting the commencement of such consultations, then any Party may demand that the dispute be finally settled by arbitration in accordance with the following provisions of this Clause 11.

11.4

The arbitration shall be submitted to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its arbitration rules in force at the date of submission of the dispute, which rules are deemed to be incorporated by reference in this Clause 11.

11.5	The place of the arbitration shall be Beijing and the language of the arbitration shall be English.

11.6

The appointing authority shall be CIETAC. There shall be three arbitrators. One arbitrator shall be nominated by Shareholder and one arbitrator shall be nominated by WFOE. The two arbitrators so chosen shall select a third arbitrator, provided that if such two arbitrators shall fail to choose a third arbitrator within thirty days after such two arbitrators have been selected, CIETAC, upon the request of any Party, shall appoint a third arbitrator. The third arbitrator shall be the presiding arbitrator.

Executive Version

11.7

The arbitration shall be conducted in private. The Parties agree that all documents and evidence submitted in the arbitration (including without limitation any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless the Parties otherwise agree in writing or unless otherwise required by law.

12.	Miscellaneous

12.1	Notices

(a)

Any notice or other communication provided for in this Agreement shall be in writing in the English language and shall be served on the Parties at the respective addresses or the facsimile numbers or the email addresses (as the case may be) below:

(i)	To WFOE

Attention:

Address:

Telephone:

Fax:

Email:

(ii)	To Shareholder

Attention:

Address:

Telephone:

Fax:

Email:

(iii)	To VIE Entity

Attention:

Address:

Telephone:

Fax:

Email:

Executive Version

(b)

A notice delivered personally shall be deemed to be received when delivered and any notice sent by pre-paid recorded delivery post shall be deemed (in the absence of evidence of earlier receipt) to be received two Business Days after posting and in proving the time of dispatch it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and, and in the case of a facsimile message or an electronic mail, shall be deemed to be received on the date of transmission (in the territory of the recipient). If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:00 a.m. to 5:00 p.m. on a Business Day) in the time zone of the territory of the recipient under the provisions of this Clause 12.1, it shall be deemed to have been delivered at the next opening of business in the territory of the recipient. Any party may change its address for purposes hereof by not less than five Business Days’ notice as aforesaid to the other Parties.

12.2	Entire Agreement

This Agreement supersedes any previous agreement between the Parties in relation to the transaction contemplated by the Transaction Documents.

12.3	No Waiver

(a)	No waiver of any provision of this Agreement shall be effective unless made in a written instrument signed by the Party waiving such provision;

(b)	Any failure or delay by any Party to exercise any rights and powers under this Agreement shall not be deemed to be a waiver of such rights and powers.

12.4	Illegality and Severability

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the PRC laws, the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

12.5	Expenses and Fees

Unless agreed otherwise, the Parties agree that each Party shall assume its own expenses, fees and taxes in connection with preparation, execution and performance of this Agreement.

12.6	Amendment

This Agreement may be changed or amended by written agreement signed by all Parties.

12.7	Language

This Agreement shall be made in English.

Executive Version

12.8	Counterparts

This Agreement may be executed in any number of counterparts and all of which taken together shall constitute one and the same instrument.

Executive Version

Schedule One VIE Structure

SPV
Hong Kong
PRC
Shareholder
WFOE
VIE Entity

Unless specified, representing 100% equity interests.

Contractual arrangements by VIE Agreements.

SPV special purpose vehicle

Executive Version

(Signature Page)

LI Li (李莉)

Signature:_______________

Shanghai JiuGe Business Management Co. Ltd. (上海九鸽企业管理有限公司)

Authorized Signature (Stamp):_______________

Shanghai JiuGe Information Technology Co. Ltd. (上海九鸽信息科技有限公司)

Authorized Signature (Stamp):_______________